CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS





We consent to the references to our firm in the Post-Effective Amendment to the Registration Statement on Form N-1A of 1838 Investment Advisors Funds and to the use of our report dated November 26, 2003 on the 2003 financial statements and financial highlights of the 1838 International Equity Fund, 1838 Fixed Income Fund and 1838 Large Cap Equity Fund. Such financial statements and financial highlights are incorporated by reference in the Statement of Additional Information, which is a part of such Registration Statement.




                                                      TAIT, WELLER & BAKER

Philadelphia, Pennsylvania
March 1, 2004